     As filed with the Securities and Exchange Commission on September 26, 1995.

                                                            REGISTRATION NO. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               __________________
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               __________________
                         GUNDLE/SLT ENVIRONMENTAL, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              22-2731074
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                               19103 GUNDLE ROAD
                             HOUSTON, TEXAS  77073
                                 (713) 443-8564
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               __________________
                                 ROGER J. KLATT
                               19103 GUNDLE ROAD
                             HOUSTON, TEXAS  77073
                                 (713) 443-8564
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:

                            PORTER & HEDGES, L.L.P.
                           700 LOUISIANA, SUITE 3500
                           HOUSTON, TEXAS 77002-2764
                                 (713) 226-0600
                            ATTN.:  SAMUEL N. ALLEN
                               __________________
         Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, please check the following box.   [x]
                              ____________________
                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                     Proposed Maximum        Proposed            Amount of
     Title of Each Class of            Amount            Offering        Maximum Aggregate     Registration
   Securities to be Registered    to be Registered   Price Per Unit(1)   Offering Price(1)        Fee(1)
- ------------------------------------------------------------------------------------------------------------
 Common Stock $.01 par value       146,000 shares         $7.625            $1,113,250            $384
============================================================================================================

(1) Pursuant to Rule 457(c), the registration fee is calculated based upon the average of the high and low sale prices for the Common Stock reported on the American Stock Exchange consolidated reporting system on September 22, 1995.
                               ____________________
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment.    *
*  A registration statement relating to these securities has been filed   *
*  with the Securities and Exchange Commission.  These securities may     *
*  not be sold nor may offers to buy be accepted prior to the time the    *
*  registration statement becomes effective.  This prospectus shall not   *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************

PRELIMINARY PROSPECTUS

                Subject to Completion, Dated September 26, 1995.

                                 146,000 SHARES

                         GUNDLE/SLT ENVIRONMENTAL, INC.

                                  COMMON STOCK

                                _______________

         The shares of common stock offered hereby are shares of common stock, par value $.01 per share ("Common Stock"), of Gundle/SLT Environmental, Inc. (the "Company") owned by a stockholder of the Company. See "Selling Stockholder" and "Description of Common Stock." The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.

         The Company's Common Stock is traded on the American Stock Exchange under the symbol "GUN." On September 22, 1995, the reported closing sale price of the Common Stock on the American Stock Exchange was $7 5/8 per share.

         The Common Stock may be offered and sold from time to time by the Selling Stockholder in one or more "regular way" transactions on the American Stock Exchange at prices determined at the time of sale.

         The Selling Stockholder and brokers executing selling orders on behalf of the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Act. For further information concerning the plan of distribution of the Common Stock, see "Plan of Distribution."

         The expenses of this offering, estimated at $17,000, will be paid by the Company.

                              ____________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.
                              ____________________

               The date of this Prospectus is September __, 1995.

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement (with exhibits), as well as such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Such materials also can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on which the Common Stock is listed.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus regarding the contents of any contract or document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K/A-1 for the fiscal year ended March 31, 1995, the Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, the Current Report on Form 8-K filed on August 9, 1995, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1995 are hereby incorporated herein by reference.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering covered hereby will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. In addition, a copy of the Company's most recent annual report to stockholders will be promptly furnished, without charge, upon written or oral request. All such requests should be directed to Gundle/SLT Environmental, Inc., 19103 Gundle Road, Houston, Texas 77072, Attention:
Roger J. Klatt, telephone number (713) 443-8564.

                                  THE COMPANY

         Gundle/SLT Environmental, Inc. ("GSE" or the "Company") is the leading worldwide supplier of lining systems used for containment applications.

         The Company manufactures and installs synthetic lining systems and products principally for the prevention of groundwater contamination from municipal and industrial sources and for containment of water and industrial liquids and solids. The Company markets its lining systems primarily to waste management, industrial and mining companies, municipalities and other governmental agencies that own or operate waste, material processing, water treatment or containment facilities, as well as to engineering firms which serve these industries.

         GSE is a Delaware corporation formed in 1986. The Company's principal executive offices are located at 19103 Gundle Road, Houston, Texas 77073. The Company's telephone number is (713) 443-8564.

                              SELLING STOCKHOLDER

         The following table sets forth certain information concerning the Selling Shareholder:

                                                                                              Shares to be
               Name and Address                     Shares Owned       Shares to be Sold          Owned
               ----------------                     ------------       -----------------          -----
 Thomas L. Caltrider . . . . . . . . . . . .          146,000               146,000               None
 9714 Godstone Lane
 Spring, Texas 77379


         Of the shares offered hereby, 46,000 were acquired by Mr. Caltrider in open-market purchases during the period beginning prior to Mr. Caltrider's association with GSE through August 17, 1995 at prices ranging from $5.63 to $7.94 per share. The balance has been or is to be acquired upon exercise of outstanding employee stock options granted to Mr. Caltrider in July 1993 at an exercise price of $6.50 per share, the market price for the Common Stock on the date of grant. Mr. Caltrider served as president and chief executive officer of the Company from July 1993 through July 27, 1995, and continued to serve as a director until his resignation in October 1995.

                              PLAN OF DISTRIBUTION

         All or part of the shares offered hereby may be sold by the Selling Stockholder from time to time (i) on the American Stock Exchange at prices current at the time of sale, either directly or through brokers or to dealers, to the extent that such prices are obtainable and satisfactory to the Selling Stockholder or (ii) to the extent the same shall be available, pursuant to Rule 144 under the Securities Act. It is anticipated that any commissions with respect to such sales will not exceed regular broker commissions. The Selling Stockholder, and brokers executing selling orders on behalf of the Selling Stockholder and dealers to whom the Selling Stockholder may sell, may be deemed "underwriters" within the meaning of the Securities Act. Any profit represented by the excess of the selling price over the cost of the shares sold, in the case of dealers, or any commission received in the case of brokers, may be deemed to be underwriting discounts or commissions under the Act.

                          DESCRIPTION OF COMMON STOCK

GENERAL

         At July 31, 1995, the Company was authorized to issue 30,000,000 shares of Common Stock, $.01 par value, of which approximately 17,200,000 were issued and outstanding.

         Each share of Common Stock has one vote on all matters presented to the stockholders. Since the Common Stock does not have cumulative voting rights, the holders of more than 50% of the shares may, if they choose to do so, elect all of the directors and, in that event, the holders of the remaining shares will not be able to elect any directors. Subject to the rights and preferences of any preferred stock which may be designated and issued, the holders of Common Stock are entitled to dividends when and as declared by the board of directors and are entitled on liquidation to all assets remaining after payments of liabilities. The Common Stock has no preemptive or other subscription rights. There are no conversion rights or sinking fund provisions with respect to the Common Stock.

DIVIDENDS

         Since inception, the Company has reinvested its earnings in its business, and, accordingly, has not paid any dividends on its Common Stock. Although the Company intends to continue to invest any future earnings in its business, it may determine at some future date that the payment of cash dividends would be desirable. The payment of any such dividends would depend, among other things, upon the earnings and financial condition of the Company and upon complying with certain limitations set forth in the Company's debt agreements.

TRANSFER AGENT AND REGISTRAR

         Chemical Mellon Shareholder Services, Inc., Dallas, Texas, is the transfer agent and registrar for the Company's Common Stock.

                                INDEMNIFICATION

         Pursuant to authority granted by the Delaware General Corporation Law, the Company's bylaws provide for indemnification of its officers, directors, agents, or employees against liabilities arising from their conduct as such, provided the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    COUNSEL

         The validity of the Common Stock offered hereby has been passed upon for the Company by Porter & Hedges, L.L.P., Houston, Texas. T. William Porter, a partner with Porter & Hedges, L.L.P., is also a director of the Company.

================================================================================

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF, OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.



                              ____________________


                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
 Available Information . . . . . . . . . . . . . . . . . . . . . . .    2
 Incorporation by Reference  . . . . . . . . . . . . . . . . . . . .    2
 The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
 Selling Stockholder . . . . . . . . . . . . . . . . . . . . . . . .    3
 Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . .    3
 Description of Common Stock . . . . . . . . . . . . . . . . . . . .    3
 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . .    4
 Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

================================================================================

================================================================================

                                 146,000 SHARES


                                   GUNDLE/SLT
                              ENVIRONMENTAL, INC.


                                  COMMON STOCK


                                _______________

                              P R O S P E C T U S
                                _______________




                               SEPTEMBER 26, 1995
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 Securities and Exchange Commission Registration Fee . . . . .      $     384
 Legal Fees and Expenses . . . . . . . . . . . . . . . . . . .         10,000
 Accounting Fees and Expenses  . . . . . . . . . . . . . . . .          5,000
 Printing Fees and Expenses  . . . . . . . . . . . . . . . . .          1,000
 Blue Sky and Related Expenses . . . . . . . . . . . . . . . .              0
 Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .            616
                                                                    ---------
      Total  . . . . . . . . . . . . . . . . . . . . . . . . .         17,000
                                                                    =========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matters as to which such person shall have been adjudged liable to the corporation, except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

         The Bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law, and to implement such provisions the Company has entered into contractual indemnity agreements with its directors and executive officers. The Company's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

         The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.

ITEM 16.  EXHIBITS.

         The following is a list of all the exhibits filed as part of the Registration Statement.

         EXHIBITS

         Exhibit
         Number
         -------

          4A              --      Credit Agreement dated as of July 27, 1995,
                                  between the Company, the financial
                                  institutions named therein and NationsBank of
                                  Texas, N.A., as agent (incorporated by
                                  reference to Exhibit 1.6 to Registrant's
                                  Current Report on Form 8-K filed on August 9,
                                  1995).
          4.B             --      Note Agreements dated as of June 15, 1995,
                                  between Gundle Environmental Systems, Inc.
                                  and certain institutions covering Senior
                                  Notes due June 15, 2000 (incorporated by
                                  reference to Exhibits 1.3., 1.4. and 1.5 to
                                  Registrant's Current Report on Form 8-K filed
                                  on August 9, 1995).
          *5              --      Opinion of Porter & Hedges, L.L.P. with
                                  respect to legality of securities.
          *24-A           --      Consent of Porter & Hedges, L.L.P. (included
                                  in Exhibit 5).
          *24-B           --      Consent of Arthur Andersen LLP.
          *25             --      Powers of Attorney (included on signature
                                  page).

__________________________

          *  Filed herewith


ITEM 17.  UNDERTAKINGS.

        (a)      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Reid and Roger J. Klatt, and each of them, any one of whom may act without joinder of the others, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 25, 1995.


                                        GUNDLE/SLT ENVIRONMENTAL, INC.



                                        By:   /s/ William P. Reid
                                            -----------------------------------
                                              William P. Reid
                                              President


        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of this 25th day of September, 1995.


                 Signature                                          Title
                 ---------                                          -----
/s/              William P. Reid                                    Director and Principal Executive Officer
- ---------------------------------------------------
                 William P. Reid



/s/              Roger J. Klatt                                     Principal Financial and Accounting Officer
- ---------------------------------------------------
                 Roger J. Klatt



/s/              Samir T. Badawi                                    Director
- ---------------------------------------------------
                 Samir T. Badawi



/s/              Thomas L. Caltrider                                Director
- ---------------------------------------------------
                 Thomas L. Caltrider

                                                                    Director
- ---------------------------------------------------
                 Ahmed Y. Khalawi



/s/              T. William Porter                                  Director
- ---------------------------------------------------
                 T. William Porter



/s/              Hugh L. Rice                                       Director
- ---------------------------------------------------
                 Hugh L. Rice



/s/              Brian D. Young                                     Director
- ---------------------------------------------------
                 Brian D. Young

                               INDEX TO EXHIBITS


                                                                                     Sequentially
                                                                                       Numbered
       Exhibit No.                                                                       Page
       -----------                                                                   ------------
       4-A                Credit Agreement dated as of July 27, 1995,
                          between the Company, the financial institutions
                          named therein and NationsBank of Texas, N.A., as
                          agent (incorporated by reference to Exhibit 1.6 to
                          Registrant's Current Report on Form 8-K filed on
                          August 9, 1995).

       4-B                Note Agreements dated as of June 15, 1995, between
                          Gundle Environmental Systems, Inc. and certain institutions covering the Senior Notes due June
                          15, 2000 (incorporated by reference to Exhibits 1.3,
                          1.4 and 1.5 to Registrant's Current Report on Form
                          8-K filed August 9, 1995).

       *5                 Opinion of Porter & Hedges, L.L.P. with
                          respect to legality of securities.

       *24-A              Consent of Porter & Hedges, L.L.P. (included in Exhibit 5).

       *24-B              Consent of Arthur Andersen LLP.

       *25                Powers of Attorney (included on signature page).

__________________________

* Filed herewith